UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/01/2008

HUTTIG BUILDING PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14982

DE	43-0334550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

555 Maryville University Drive, Suite 400, St. Louis, MO 63141
(Address of principal executive offices, including zip code)

314-216-2600
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 1, 2008, Huttig Building Products, Inc. (the "Company") was notified by the New York Stock Exchange ("NYSE") that it no longer complies with the NYSE continued listing requirements. Specifically, the Company no longer complies with Rule 802.01B, which requires that the Company's average market capitalization over a consecutive 30-day trading period not be less than $25 million. The NYSE suspended trading of our common shares prior to the NYSE's opening on Wednesday, December 3, 2008 and commenced procedures to delist our common shares.

Our common shares began trading on the OTC Bulletin Board ("OTCBB") effective December 3, 2008 under the symbol HBPI. The OTCBB is a regulated quotation service that displays real-time quotes, last-sale prices and volume information. Quotes for our common shares can be found at www.otcbb.com.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTTIG BUILDING PRODUCTS, INC.

Date: December 03, 2008	By:	/s/ Jon P. Vrabely
Jon P. Vrabely
President and Chief Executive Officer